Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2005

MICROMUSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

650 Townsend Street, Suite 475

San Francisco, California 94103

(Address of Principal Executive Offices, Including Zip Code)

(415) 568-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 16, 2005, Micromuse Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing information concerning our results of operations and financial condition for our fiscal quarter and fiscal year ended September 30, 2005.

Exhibit 99.1 and other information included in Item 2.02 of this Form 8-K are furnished solely pursuant to Item 2.02 of Form 8-K and shall not be (i) subject to Section 18 of the Securities Exchange Act of 1934, as amended, or Sections 11 or 12 of the Securities Act of 1933, as amended, or deemed incorporated by reference into a registration statement, proxy statement or report or other document we may file with the SEC, regardless of any general incorporation language in that filing (except as shall otherwise be expressly set forth by specific reference in such a filing); or (ii) subject to Item 10 of Regulation S-K except as specifically required under the instructions to Item 2.02 of Form 8-K.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 14, 2005, the Audit Committee of the Micromuse Board of Directors approved a change in our fiscal year-end from September 30 of each year to October 31 of each year. The change is expected to be ratified by the Board of Directors.

Micromuse will report information with respect to the one month transition period beginning on October 1, 2005, and ending October 31, 2005, in its Form 10-Q to be filed for the new first fiscal quarter beginning November 1, 2005 and ending January 31, 2006, and in its Form 10-K to be filed for the new fiscal year ending October 31, 2006, pursuant to SEC Rule 13a-10.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit furnished pursuant to Item 2.02:

99.1	Press Release dated November 16, 2005 of the Registrant

Other information provided through any internet addresses or links noted in the press release furnished with this Form 8-K shall not be considered furnished or otherwise incorporated in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC. (Registrant)

Date:	November 16, 2005

		By:	/s/ Nell O’Donnell
Name: Nell O’Donnell
Title: Senior Vice President and Secretary

EXHIBIT INDEX

Number	Description
99.1	Press Release dated November 16, 2005 of the Registrant.